Exhibit 99.2

WYOMING FINANCIAL LENDERS, INC.
UNAUDITED PRO FORMA COMBINED
FINANCIAL STATEMENTS

The following unaudited Pro Forma Combined Balance Sheet is derived from the Balance Sheets of the Uron Inc. (the Registrant) and Wyoming Financial Lenders, Inc. (Wyoming) as of September 30, 2007.  The unaudited Pro Forma Balance Combined Balance Sheet reflects the Registrant's merger with Wyoming and assumes that such acquisition was consummated as of September 30, 2007.  The following unaudited Pro Forma Combined Statements of Operations are derived from the Statements of Operations of the Registrant and Wyoming for the year ended September 30, 2007, both of which are included elsewhere or incorporated by reference into this Current Report, and from the historical financial statements of the Registrant.  The unaudited Pro Forma Combined Statements of Operations for the year ended September 30, 2007 gives effect to the merger as if it had occurred at September 30, 2006.  The unaudited Pro Forma Combined Financial Statements account for the merger as a capital transaction in substance (and not a business combination of two operating entities) that would be equivalent to Wyoming issuing securities to the Registrant in exchange for the net monetary liabilities of the Registrant, accompanied by a recapitalization and, as a result, no goodwill relating to the merger will be recorded in the unaudited Pro Forma Combined Financial Statements.

The unaudited Pro Forma Combined Balance Sheet and Statements of Operations should be read in conjunction with the financial statements of Wyoming and the Registrant and the respective Notes thereto included elsewhere in this Current Report, as well as in other documents filed with by the Registrant with the Securities and Exchange Commission. The unaudited Pro Forma Combined Statements of Operations do not purport to represent what the results of operations would actually have been if the merger had occurred on the date indicated or to project the results of operations for any future period or date.  The pro forma adjustments, as described in the accompanying data, are based on available information and the assumptions set forth in the Notes thereto, which management believes are reasonable.

WYOMING FINANCIAL LENDERS, INC.
UNAUDITED PROFORMA COMBINED BALANCE SHEETS

	Wyoming	Uron	Pro Forma		Pro Forma
September 30,	2007	2007	Adjustments		Combined

Assets

Current Assets
Cash	$1,231,134	$2,785	$4,498,000	(a,f)	$5,731,919
Loans receivable (less allowance for losses of $927,000	3,876,167	-	-		3,876,167
Related Party Receivable	-	11,550			11,550
Prepaid expenses and other	121,799	11,317	-		133,116
Deferred income taxes	387,000	-	1,706,000	(b,c)	2,093,000
Total Current Assets	5,616,100	25,652	6,204,000		11,845,752

Property and equipment	646,064	-	-		646,064

Goodwill	9,883,670	-	-		9,883,670

Deferred income taxes	-	-	228,000	(e)	228,000

Intangible Assets	125,021	-	-		125,021

Total Assets	$16,270,855	$25,652	$6,432,000		$22,728,507

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued liabilities	$462,797	$16,758	$1,250,000	(e)	$1,729,555
Short -term debt	-	16,373	-		16,373
Deferred revenue	226,761	1,681	-		228,442
Total Current Liabilities	689,558	34,812	1,250,000		1,974,370

Deferred income taxes	441,000	-	-		441,000

Total Liabilities	1,130,558	34,812 (d)	1,250,000		2,415,370

Stockholder's equity
Common stock, no par value, 20,000,000 shares authorized. 6,299,567 shares issued and outstanding	-	-	-	(g)	-
Series A Convertible Preferred Stock, $.01 par value and $2.10 stated value, 10,000,000 shares from Common Stock issued and outstanding	-	-	-	(g)	-
Additional Paid in Capital	13,458,158	369,919	8,337,000	(a,b,c,e,f)	22,165,077
Retained earnings	1,682,139	(379,079)	(3,155,000	)(b,c,e)	(1,851,940)
Total Stockholders' Equity	15,140,297	(9,160)	5,182,000		20,313,137

Total Liabilities and Stockholders' Equity	$16,270,855	$25,652	$6,432,000		$22,728,507

The accompanying notes are an integral part of these unaudited proforma combined financial statements.

WYOMING FINANCIAL LENDERS, INC
UNAUDITED, PROFORMA COMBINED STATEMENT OF INCOME

	Wyoming	Uron	Proforma		Proforma
Year Ended September 30,	2007	2007	Adjustments		Combined

Revenues
Loan fees	$9,065,488	$-	$-		$9,065,488
Check cashing fees	1,290,352	-	-		1,290,352
Guaranteed phone/Cricket fees	778,609	-	-		778,609
Other fees	149,860	57,109	-		206,969
Total revenues	11,284,309	57,109	-		11,341,418

Operating Expenses
Salaries and benefits	3,660,590	-	-		3,660,590
Provisions for loan losses	1,387,115	-	-		1,387,115
Guaranteed phone/Cricket	486,177	-	-		486,177
Occupancy	736,798	-	-		736,798
Advertising	457,821	-	-		457,821
Depreciation	146,720	-	-		146,720
Amortization of intangible assets	136,405				136,405
Other	1,392,803	-	-		1,392,803
Costs of products and services	-	3,154			3,154
Selling, general and administrative	-	273,408	600,000	(e)	873,408
Stock Compensation expense	-	-	4,489,000	(b,c)	4,489,000
Total operating expenses	8,404,429	276,562	5,089,000		13,769,991

Income (loss) from operations	2,879,880	(219,453)	(5,089,000)		(2,428,573)

Loss on disposal of property and equipment	23,676

Interest expense	-	8,185	-		8,185

Income (loss) before income taxes	2,856,204	(227,638)	(5,089,000)		(2,460,434)

Income tax expense (benefit)	1,078,000	-	(1,934,000	)(b,c,e)	(856,000)

Net income (loss)	1,778,204	(227,638)	(3,155,000)		(1,604,434)

Preferred stock dividends	-	-	2,100,000	(g)	2,100,000

Net income (loss) available to common shareholders	$1,778,204	$(227,638)	$(5,255,000)		$(3,704,434)

Basic and diluted net loss per common share		$(0.03)			$(0.59)

Number of shares used in computing basic and diluted net loss per share		7,710,255			6,299,567

The accompanying notes are an integral part of these unaudited proforma combined financial statements.

WYOMING FINANCIAL LENDERS, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED
FINANCIAL STATEMENTS

The Unaudited Pro Forma Combined Financial Statements give effect to the following adjustments:

(a) In contemplation of the merger, URON entered into a Subscription Agreement with Mr. Christopher Larson, who was appointed as the Company’s new Chief Executive Officer on November 29, 2007. Under the Subscription Agreement, Mr. Larson has the right to purchase 1,071,875 shares of the Company’s common stock for an aggregate purchase price of $500,000 (equating to a per-share purchase price of $0.466). The Subscription Agreement contains customary terms, conditions and representations and warranties, in addition to a provision whereby the shares purchased pursuant to the Subscription Agreement will not be affected by any stock combination effected by the Company in connection with a strategic transaction with Wyoming Financial Lenders, Inc.(the Merger).

(b) In contemplation of the merger, URON entered into various stock option agreements with executive and non-executive management personnel. In total, the Company entered into stock option agreements with nine persons, obligating the Company to issue up to a maximum aggregate of 1,605,000 shares of common stock at the per-share price of $0.01. Among the optionees, the Company entered into stock option agreements with Messrs. Steven Staehr and John Quandahl, whom the Company’s board of directors respectively appointed as Chief Financial Officer and Chief Operating Officer on November 29, 2007. Under their respective stock option agreements, Mr. Staehr has the right to purchase 550,000 shares and Mr. Quandahl has the right to purchase 400,000 shares. The options granted pursuant to the stock option agreements vest only in the event that, and are exercisable only at the time that, the Company engages in a change in control (as defined in such agreements). Like the above-described Subscription Agreement, the stock option agreements contain customary terms, conditions and representations and warranties, in addition to a provision whereby the shares purchased pursuant to the stock option agreements will not be affected by any stock combination effected by the Company in connection with a strategic transaction with Wyoming Financial Lenders, Inc. (the Merger).

(c) Also on November 29, 2007 the Company issued a warrant to Lantern Advisers, LLC, a Minnesota limited liability company, for the purchase of up to 400,000 shares of common stock at the per-share price of $0.01. Like the stock option agreements, the warrant issued to Lantern Advisers will vest and be excercisable only at the time of a change in control (as defined in such warrant). In addition, the warrant contains customary terms, conditions and representations and warranties, as well as a provision whereby the shares purchased pursuant to the warrant will not be affected by any stock combination effected by the Company in connection with a strategic transaction with Wyoming Financial Lenders, Inc. (the Merger).

(d) Under the terms of merger agreement between Wyoming and Uron the combined company shall only be liable for net liabilities of Uron Inc. up to a maximum of $50,000 upon closing date of the transaction.

(e) Upon closing, the combined Company will be responsible for certain fees owed to various brokers, advisors and others for expenses estimated to be $600,000 related to the acquisition of Wyoming. Additionally, another $650,000 of costs were incurred in conjunction with the issuance of shares discussed in (f) below.

(f) The Company issued an additional 4,403,543 common shares for approximately $4.4 million effective upon the closing of the merger transaction.

(g) At the effective time of the merger, the former sole shareholder of Wyoming common stock received an aggregate of 1,125,000 shares of Uron’s common stock. In addition, such former holder received 10,000,000 shares of preferred stock designated as “Series A Convertible Preferred Stock”. The Series A Stock entitles its holders to (i) a cumulative 10% dividend, compounded and payable on a quarterly basis; (ii) in the event of a liquidation or dissolution of the Company, a preference in the amount of all accrued but unpaid dividends plus the stated amount of such shares, before any payment shall be made or any assets distributed to the holders of any junior securities; (iii) convert their shares of Series A Stock into common shares of the Company on a one-for-one basis (subject to adjustment); and (iv) vote their shares of Series A Stock on an as-if-converted basis. The Company has the right to redeem some or all shares of Series A Stock, at any time upon 60 days’ advance notice, at a price dependent upon the date of redemption. In the case of any redemption closing on or prior to the 15-month anniversary of the first issuance of Series A Stock, the redemption price will be $3.00 per share plus accrued but unpaid dividends; thereafter, the redemption price will $3.50 per share plus accrued but unpaid dividends. Holders of Series A Stock have no preemptive or cumulative-voting rights.

(h) On December 27, 2007 Uron affected a 1 for 10 reverse stock split. The accompanying unaudited pro forma combined financial statements give effect to this reverse stock split.